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                                                                    EXHIBIT 24.2



STATE OF TEXAS    )
COUNTY OF DALLAS  )

                                POWER OF ATTORNEY

   Know all men by these presents, that I, TILMAN J. FALGOUT, III, a Director of AMERICA'S CAR-MART, INC., a Texas corporation, do constitute and appoint MARK D. SLUSSER my true and lawful attorney-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Act of 1934, the Annual Report on Form 10-K for AMERICA'S CAR-MART, INC. for the fiscal year ended April 30, 2002 and to file the same with the Securities and Exchange Commission and National Association of Securities Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as said attorney-in-fact deem appropriate, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes may do or cause to be done by virtue hereof.

   In witness whereof, I have hereunto set my hand and seal this 16th day of July, 2002.



                                     /s/ Tilman J. Falgout, III
                                     -----------------------------------
                                     TILMAN J. FALGOUT, III




                                 ACKNOWLEDGMENT

   Before me this 16th day of July, 2002, came TILMAN J. FALGOUT, III, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.



                                     /s/ Paula Hodges
                                     -----------------------------------
                                     NOTARY PUBLIC